Exhibit 10.8

November 23, 2010

George Robinson
5555 DTC Parkway, Suit3 4000 A
Greenwood Village, CO 80111
720-641.2534

Re:           Wildcat Mining Corporation- General Independent Contractor Services Agreement

Wildcat Mining Corporation wishes to enter into a General Services Agreement (Independent Contractor) with George M.L. Robinson.  This letter outlines our Agreement to retain you as an independent contractor, under the following terms.

Confidentiality

WILDCAT MINING CORPORATION and its clients have strict confidentiality policies.  George M.L. Robinson shall not release any information regarding the work activities conducted on behalf of any of our clients.

George M.L. Robinson will hold in trust and not reveal to any third party any and all information, including:

•	the entire work product and results generated from this project, including analytical results, recommendations, and conclusions

•	any and all communications between WILDCAT MINING CORPORATION, Greenberg Traurig and George M.L. Robinson.

We require that a separate Nonsolicitation and Confidentiality Agreement be signed (Attachment A) and be incorporated into this Agreement by reference.

Health and Safety Provisions

Wildcat Mining Corporation will reimburse George M.L. Robinson for necessary OSHA and MSHA training

Indemnification

George M.L. Robinson will indemnify and hold harmless WILDCAT MINING CORPORATION, its officials, members, officers, agents, and employees against any and all losses, expenses, demands, claims, damages, costs, and liabilities including (without limitation) the costs of legal defense, settlement, and reasonable response or pay out in connection with injuries to persons (including death) or damages to property (including loss of use) caused by or resulting from George M.L. Robinson’s negligence, willful misconduct, or violation or breach of this agreement in work performed for WILDCAT MINING CORPORATION.

Payment

WILDCAT MINING CORPORATION will compensate George M.L. Robinson on a monthly based salary of TEN THOUSAND USD (10,000) to be wired to George M.L. Robinson’s bank account on the first of each month starting December 1, 2010.

All federal and state taxes will be George M.L. Robinson’s responsibility.  George M.L. Robinson will not be provided any medical or other Wildcat Mining Corporation benefits.

Independent Contractor Status

George M.L. Robinson shall provide services hereunder solely as an independent contractor, and nothing in this Agreement shall create or be construed to constitute any relationship of joint venture, partnership, or agency.

Professional Standards

The services provided shall be performed in accordance with generally accepted professional consulting practice at the time when and the place where the services are rendered.

Work Product

All written work products will be provided to WILDCAT MINING CORPORATION in hard copy and as a computer file.  Reasonable costs will be reimbursed for document production. WILDCAT MINING CORPORATION or their designated representative will make the ultimate decision concerning the acceptability of any work product.

All data, reports, drafts, notes, workpapers, or supporting materials (with the exception of publicly available documents) used in any WILDCAT MINING CORPORATION project are the property of WILDCAT MINING CORPORATION.  At the conclusion of the project, George M.L. Robinson will provide WILDCAT MINING CORPORATION with all data, reports, drafts, notes, workpapers, or other supporting materials used in the project for WILDCAT MINING CORPORATION’s files.

Conflicts of Interest

George M.L. Robinson shall not perform or enter into any agreement to perform services for any other person, corporation, or entity, except with the prior written consent of WILDCAT MINING CORPORATION, if the performance of such services could result in an actual or potential conflict with WILDCAT MINING CORPORATION’s obligations under any contract to which George M.L. Robinson is a party.  George M.L. Robinson agrees that he will disclose to WILDCAT MINING CORPORATION in writing each assignment, any prior or present relationships which present or could appear to present a conflict pursuant to the scope of that assignment.  The final determination of whether a conflict or potential conflict of interest exists will be made by WILDCAT MINING CORPORATION.

Survivorship

The sections of this Agreement on Confidentiality, Indemnification, and Conflicts of Interest indefinitely survive the period of performance under this Agreement.

Entire Agreement

The terms and conditions set forth herein constitute the entire understanding of the parties relating to the provision of services by George M.L. Robinson to WILDCAT MINING CORPORATION.  Any amendment or modification shall not be binding unless in writing and signed by both parties.

Please return one copy of this Agreement and the Nonsolicitation and Confidentiality Agreement to WILDCAT MINING CORPORATION

We look forward to working with you.

Sincerely yours,

Roger Tichenor
President
Wildcat Mining Corporation

Enclosures

Authorized Signature

/s/ George M. L. Robinson	November 24, 2010
George M.L. Robinson

ATTACHMENT A
NONSOLICITATION AND CONFIDENTIALITY AGREEMENT

For good consideration and as an inducement for WILDCAT MINING CORPORATION to employ George M.L. Robinson as an independent contractor (George M.L. Robinson) the undersigned George M.L. Robinson agrees to the following provisions relating to nonsolicitation and confidentiality:

Confidentiality

a)
George M.L. Robinson will not at any time, whether during or after the termination of his/her  contract, reveal to any person, association, or company any of the trade secrets or confidential information concerning the organization, business, clients, or finances of the Company so far as they have come or may come to his/her knowledge, except as may be required in the course of performing his duties as a George M.L. Robinson of WILDCAT MINING CORPORATION or except as may be in the public domain through no fault of George M.L. Robinson, and George M.L. Robinson shall keep secret all matters entrusted to him/her and shall not use or attempt to use any such information in any manner which may injure or cause loss, or may be calculated to injure or cause loss whether directly or indirectly, to WILDCAT MINING CORPORATION or its clients.

b)
George M.L. Robinson further agrees that during his/her contract he/she shall not make, use or permit to be used any notes, memoranda, data, client lists, or other materials of any nature relating to any matter within the scope of the business of WILDCAT MINING CORPORATION or concerning any of its dealings or affairs otherwise than for the benefit of WILDCAT MINING CORPORATION.  George M.L. Robinson further agrees that he/she shall not, after the termination of his/her contract, use or permit to be used any such notes, memoranda, data, client lists, or other materials, it being agreed that any of the foregoing shall be and remain the sole and exclusive property of the WILDCAT MINING CORPORATION and that immediately upon the termination of his contract, George M.L. Robinson shall deliver all of the foregoing, and all  copies thereof to WILDCAT MINING CORPORATION at its main office.

Nonsolicitation

a)
During the period of contract with WILDCAT MINING CORPORATION and for a period of one year after the termination of the contract for any reason whatsoever, George M.L. Robinson will not, either alone or as a consultant, partner, officer, director, employee, or stockholder of any company or business venture, directly or indirectly solicit business of any kind related to any business carried on by WILDCAT MINING CORPORATION from any company or business organization to which WILDCAT MINING CORPORATION and the George M.L. Robinson provided services during the 12-month period ending on the date of termination of the contract, or within which the George M.L. Robinson dealt on WILDCAT MINING CORPORATION's behalf during such period.

b)
George M.L. Robinson agrees that during his/r period of contract with WILDCAT MINING CORPORATION and for a period of twelve (12) months thereafter, he/she will not solicit, either directly or through others, any person who was an employee of, or consultant for WILDCAT MINING CORPORATION at any time during George M.L. Robinson's period of contract of with WILDCAT MINING CORPORATION for the purpose of securing the employment of such person by any business, firm, corporation, or any other entity in the environmental consulting or occupational health and safety fields, or for the purpose of inducing such person to terminate his/her employment with the company.

This agreement shall be binding upon and inure to the benefit of the parties, their successors, assigns, and personal representatives.

/s/ George M.L. Robinson          Signed, this 24 day of November, 2010